SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012 (September 20, 2012)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Knight Capital Group, Inc.

Current Report on Form 8-K

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2012, the Company issued a press release announcing the following organizational changes, effective September 20, 2012:

•	Steven Bisgay, Executive Vice President and Chief Financial Officer, will assume the position of Chief Operating Officer;

•	Brian Strauss, Managing Director and Chief Credit Officer, will assume the position of Chief Risk Officer;

•

Michael Tobin, Managing Director and Chief Information Officer at Knight Capital Americas LLC, one of the Company’s subsidiaries, will assume the role of Interim Chief Technology Officer at the Company; and

•

Steven J. Sadoff, Executive Vice President, Global Head of Operations, Services & Technology, will transition out of that role and become Executive Vice President, Head of Correspondent Clearing and Futures.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits

Exhibit 99.1 – Press Release of Knight Capital Group, Inc. issued on September 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: September 25, 2012

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General
Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Knight Capital Group, Inc. issued on September 20, 2012.